REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Municipals
Trust and the Shareholders of Eaton Vance
Georgia Municipal Income Fund, Eaton
Vance Maryland Municipal Income Fund,
Eaton Vance Missouri Municipal Income
Fund, Eaton Vance North Carolina
Municipal Income Fund, Eaton Vance
Oregon Municipal Income Fund, Eaton
Vance South Carolina Municipal Income
Fund, and Eaton Vance Virginia Municipal
Income Fund:
In planning and performing our audits of the
financial statements of Eaton Vance Georgia
Municipal Income Fund, Eaton Vance
Maryland Municipal Income Fund, Eaton
Vance Missouri Municipal Income Fund,
Eaton Vance North Carolina Municipal
Income Fund, Eaton Vance Oregon
Municipal Income Fund, Eaton Vance South
Carolina Municipal Income Fund, and Eaton
Vance Virginia Municipal Income Fund
(collectively the "Funds") (certain of the
funds constituting Eaton Vance Municipals
Trust) as of and for the year ended August
31, 2014, in accordance with the standards
of the Public Company Accounting
Oversight Board (United States), we
considered the Funds' internal control over
financial reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Funds' internal control
over financial reporting.  Accordingly, we
express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the fund; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and that
receipts and expenditures of the fund are
being made only in accordance with
authorizations of management and trustees
of the trust; and (3) provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition, use,
or disposition of a fund's assets that could
have a material effect on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of a fund's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Funds' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their operation,
including controls for safeguarding
securities that we consider to be a material
weakness, as defined above, as of August
31, 2014.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Municipals Trust
and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
October 14, 2014